UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2015

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 13, 2015, Summer Infant (USA), Inc. (“Summer USA”), a wholly-owned subsidiary of Summer Infant, Inc., entered into an amendment (the “Amendment”) to its lease dated March 24, 2009 (the “Lease”) with Faith Realty II, LLC (the “Landlord”), a company which is owned by Jason Macari, a director of Summer Infant, Inc. and his spouse. Pursuant to the terms of the original Lease, the Landlord leased the property located at 1275 Park East Drive, Woonsocket, Rhode Island to Summer USA for an annual rent of $390,000 for an initial seven-year term.

Pursuant to the Amendment, (i) the initial term of the Lease was extended for two additional years, such that the initial term now ends on March 31, 2018, and the term of the Lease may be extended at Summer USA’s election for one additional term of three years (rather than five years) upon twelve months’ prior notice, (ii) the annual rent for the last two years of the newly amended initial term was set at $429,000 and the annual rent for the extension period, if elected, was set at $468,000 and (iii) the Landlord agreed to provide an aggregate improvement allowance of not more than $78,000 for the newly amended initial term, to be applied against Summer USA’s monthly rent, and an additional improvement allowance of $234,000 for the extension term, if elected, to be applied against Summer USA’s monthly rent during such extension term.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

10.1	Amendment to Lease, dated May 13, 2015, by and between Faith Realty II, LLC and Summer Infant (USA), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: May 19, 2015	By:	/s/ William E. Mote, Jr.
		Name:	William E. Mote, Jr.
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment to Lease, dated May 13, 2015, by and between Faith Realty II, LLC and Summer Infant (USA), Inc.